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                                                                   EXHIBIT 10.8


                                PROMISSORY NOTE

$1,461,383.43                                           March 31, 1999
                                                        Atlanta, Georgia

         FOR VALUE RECEIVED, the undersigned, DAVID GOULD ("Borrower"), promises to pay to the order of WITNESS SYSTEMS, INC., a Delaware corporation (the "Lender"), in lawful money of the United States of America constituting legal tender in payment of all debts and dues, public and private, the principal amount of One Million Four Hundred Sixty-One Thousand Three Hundred Eighty-Three Dollars and 43/100 ($1,461,383.43).

         1. INTEREST. From and after the date hereof (until maturity or default as hereinafter provided), interest on the principal amount outstanding shall accrue at a fixed rate equal to 6.41% per annum, compounded annually and computed on the basis of a 365-day year.

         2.   PAYMENT.

              (a) Interest on the outstanding principal balance of the indebtedness evidenced hereby shall be payable annually with the initial payment due on or before March 31, 2000.

              (b) On March 30, 2008, the entire outstanding principal balance of the indebtedness evidenced hereby shall be due and payable in full.

              (c) Notwithstanding anything herein to the contrary, the entire outstanding principal balance of the indebtedness evidenced hereby and all accrued but unpaid interest shall be due and payable in full upon the first to occur of the following:

                    (i) Approval of the shareholders of Company of a merger, consolidation or other reorganization in each case, with respect to which persons who were the shareholders of Company immediately prior to such merger, consolidation or other reorganization, immediately thereafter, do not own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the merged, consolidated or reorganized Company's then outstanding voting securities; provided, however, Borrower shall not be required to pay the entire outstanding principal balance of the indebtedness evidenced hereby until such time as Borrower receives cash or marketable securities pursuant to such merger, consolidation or other reorganization sufficient in value or amount to pay such balance;

                    (ii) Sale of all or substantially all of the assets of Company; or

                    (iii) Twenty-four (24) months following the sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (other than a registration statement solely covering an employee benefit plan or corporate reorganization).

         3. PREPAYMENT. This Note may be prepaid in whole or in part without penalty, provided that any partial prepayment shall be in integral multiples of $1,000.00.

         4. SECURITY. The indebtedness evidenced by this Note and the obligations created hereby are secured by those certain stock certificates issued in the name of Borrower pursuant to that certain
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Restricted Stock Award Agreement by and between Lender and Borrower dated March
31, 1999 (the "Restricted Stock Agreement").

         5. EVENT OF DEFAULT. If the Borrower fails to make any payment of principal or interest as the same becomes due and payable, and such failure is not cured within five (5) business days after written notice thereof or at any time thereafter during the continuance of any such event, the holder may, with or without notice to the Borrower, declare this Note and the indebtedness evidenced hereby to be forthwith due and payable, whereupon this Note and the indebtedness evidenced hereby shall become forthwith due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived.

         6. RECOURSE. With respect to the principal amount hereof, Borrower shall be personally liable for the obligations evidenced hereby to the extent of, but not in excess of, Three Hundred Sixty-Five Thousand Three Hundred Forty-Five Dollars and 86/100 ($365,345.86). Borrower shall be personally liable for one hundred percent (100%) of the interest which becomes due and payable pursuant to this Note.

         7. PAYMENT IN SHARES. Borrower may make any payment due and payable or otherwise permitted hereunder by delivery of shares of Lender's common stock owned (and fully vested) to Lender that have been owned (and fully paid for) for at least six (6) months. For purposes of payments hereunder, any shares of Lender's common stock shall be valued as follows:

              (a) at the greater of $2.99 or then current fair market value (as determined by the Board) up to 75% of the principal hereof or $1,096,037.57, and

              (b) at then fair market value (as determined by the Board) for the balance of the principal and all interest payable hereunder.

         8. WAIVERS. Borrower hereby waives demand, presentment for payment, notice of dishonor, protest, and notice of protest and diligence in collection or bringing suit and agree that the holder hereof may accept partial payment, or release or exchange security or collateral, without discharging or releasing any unreleased collateral or the obligations evidenced hereby. Borrower further waives any and all rights of exemption, both as to personal and real property, under the constitution or laws of the United States or the State of Georgia.

         9. ATTORNEYS' FEES. Borrower agrees to pay reasonable attorneys' fees and costs actually incurred by the holder hereof in collecting on this Note, whether by suit or otherwise.

         10. UNCONDITIONAL PAYMENT. Borrower is and shall be obligated to pay principal and any and all other amounts which become payable hereunder absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.


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         11.  MISCELLANEOUS. As used herein, the terms "Borrower," "Lender" and
"holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. This Note is given under the seal of the party hereto, and it is intended that this Note is and shall constitute and have the effect of a sealed instrument according to law. This Note has been negotiated, and is being executed and delivered in the State of Georgia, or if executed elsewhere, shall become effective upon the Lender's receipt and acceptance of the executed original of this Note in the State of Georgia; provided, however, that the Lender shall have no obligation to give, nor shall Borrower be entitled to receive, any notice of such acceptance for this Note to become a binding obligation of Borrower. Borrower hereby submits to jurisdiction in the State of Georgia. This Note shall be governed by and be construed in accordance with the laws of the State of Georgia. It is intended, and the Borrower and the holder hereof specifically agree, that the laws of the State of Georgia governing interest shall apply to this Note and to this transaction. This Note may not be modified except by written agreement signed by the Borrower and the holder hereof, or by their respective successors or assigns.

         12.  TIME OF ESSENCE. TIME IS OF THE ESSENCE in connection with this
Note.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of the date first set forth above.

                                                 BORROWER:



/s/ Jon Ezrine                                   /s/ David Gould
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Witness                                          David Gould


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